Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8, No. 333-144281) pertaining to the 1999 Stock Plan and the 2007 Equity Incentive Plan of comScore, Inc.;
(2) Registration Statement (Form S-8, No. 333-155355) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;
(3) Registration Statement (Form S-8, No. 333-159126) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;
(4) Registration Statement (Form S-8, No. 333-166349) pertaining to the 2007 Equity Incentive Plan of comScore, Inc.;
(5) Registration Statement (Form S-8, No. 333-172838) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;
(6) Registration Statement (Form S-8, No. 333-179625) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;
(7) Registration Statement (Form S-8, No. 333-186764) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.;
(8) Registration Statement (Form S-3, No. 333-188243) for the registration of common stock, preferred stock, warrants and debt securities of comScore, Inc.; and
(9) Registration Statement (Form S-8, No. 333-194010) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc.
of our reports dated February 20, 2015, with respect to the consolidated financial statements of comScore, Inc. and the effectiveness of internal control over financial reporting of comScore, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
McLean, Virginia
February 20, 2015